EXHIBIT 21
                         ANDREW CORPORATION AND SUBSIDIARIES
                          List of Significant Subsidiaries

Significant subsidiaries of the registrant, all of which are wholly-owned unless otherwise indicated, are as follows:

                                                                 Jurisdiction
Name of Subsidiary                                           of Incorporation

Andrew AG.........................................................Switzerland
Andrew Canada Inc......................................................Canada
Andrew Communications B.V.........................................Netherlands
Andrew Corporation (Australia) Pty. Ltd.............................Australia
Andrew Data Corporation.....................................State of Delaware
Andrew Espana, S.A......................................................Spain
Andrew GmbH...........................................................Germany
Andrew International Corporation............................State of Illinois
Andrew KMW Systems Inc......................................State of Delaware
Andrew Kommunikationssysteme AG...................................Switzerland
Andrew Corporation (Mexico), S.A. de C.V...............................Mexico
Andrew NPG Ltd.................................................United Kingdom
Andrew SciComm Inc.............................................State of Texas
Andrew S.A.R.L.........................................................France
Andrew S.R.L............................................................Italy
Andrew Systems Inc..........................................State of Delaware
Andrew VSAT Systems Inc...................................State of California
      (owned 90%)
UCI/Unified Communications, Inc............................State of Minnesota
      (owned 80%)